If filing more than one
	Page 32, "X" box:            "
For period ending   January 31, 1999

File number 811-7814


77.     A.      Is the Registrant filing any of the
		following attachments with the current
		filing of Form
		N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP) N
						       Y/N


NOTE:  If answer is "Y" (Yes), mark those items below being
       filed as an attachment to this form or incorporated
       by reference.                   Y/N

	B.      Accountant's report on internal control   ___
	C.      Matters submitted to a vote of security
		holders                                     N
	D.      Policies with respect to security
		investments                                 N
	E.      Legal proceedings                           N
	F.      Changes in security for debt                N
	G.      Defaults and arrears on senior securities   N
	H.      Changes in control of Registrant            N
	I.      Terms of new or amended securities          N
	J.      Revaluation of assets or restatement of
		capital share account                       N
		Changes in Registrant's certifying
		accountant                                  N
	L.      Changes in accounting principles and
		practices                                   N
	M.      Mergers                                     N
	N.      Actions required to be reported pursuant to
		Rule 2a-7                                   N
	O.      Transactions effected pursuant to
		Rule 10f-3                                  N
	P.      Information required to be filed pursuant
		to existing exemptive orders                N
Attachment Information (Cont. On Screen 39)



	If filing more than one
	Page 32, "X" box:            "
For period ending January 31, 1999

File number 811-7814


Attachment Information (Cont. from Screen 38)

77.     Q.      1.      Exhibits                           Y
							  Y/N

		2.      Any information called for by
			instructions to sub-item 77Q2      N
							  Y/N

		3.      Any information called for by
			instructions to sub-item 77Q3      N
							  Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __


79.     "	List the "811" numbers and names of Registrant's
	 wholly-owned investment company subsidiaries consolidated in this report.


811 Number              Subsidiary Name



Global Small Cap Fund Inc.
N-SAR Exhibits


Item 77 (Q)(1)


For period ending       January 31, 1999

File number 811-7814



At a Board of Directors meeting held on November 12, 1998, the directors approved an amendment to the by-laws concerning submission of shareholder proposals. See amendment to the by-laws below:

BY-LAWS AMENDMENT

The Fund's By-Laws were amended by adding the following
Sections 9 and 10 to Article II:

Section 9.      NOMINATION.  Subject to the rights of
		holders of any class or series of stock
		having a preference over the Corporation's common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder who is entitled to vote for the election of directors. However, any such stockholder may nominate a director only by notice in writing delivered or mailed by first class
		United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than (i) with respect to any nomination to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the anniversary of the date the Corporation's proxy statement was first released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any nomination to be introduced at a special meeting of Stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the Corporation's proxy statements pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor to such Rule) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge a nomination by any stockholder that is not made in compliance with the foregoing procedure.

Section 10.     STOCKHOLDER PROPOSAL.  Any stockholder
		who is entitled to vote in the election
		of directors may submit to the Board of
		Directors proposals to be considered for submission to the stockholders of the Corporation for their vote. The introduction of any stockholder proposal that the Board of Directors decides should be voted on by the stockholders of the Corporation, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than (i) with respect to any proposal to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the anniversary of the date the Corporation's proxy statement was first released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any proposal to be introduced at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the proposal to be introduced; (b) the name and address of the stockholder who intends to make the proposal; (c) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the Corporation's proxy statements pursuant to Rule 14a-8 under the Securities
		Exchange Act of 1934, as amended, or any successor to such Rule) and intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice;
		and (d) the class and number of shares
		of stock held of record, owned
		beneficially and represented by proxy
		by such stockholder as of the record
		date for the meeting (if such date
		shall then have been made publicly
		available) and as of the date of such
		notice. The chairperson of the meeting
		may refuse to acknowledge the
		introduction of any stockholder proposal not made in compliance with the foregoing procedure.